united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEMS 1 THROUGH 4 AND ITEMS 6 THROUGH 8 NOT APPLICABLE.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of Astoria Financial Corporation’s (the “Company”) previously announced expense control initiatives, effective January 30, 2012, George L. Engelke, Jr., Chairman of the Board of Directors of the Company and Astoria Federal Savings and Loan Association (the “Association”) has agreed to a change in his employment agreements with the Company and the Association that provide for a salary of no less than $750,000 per annum. Effective January 30, 2012, Mr. Engelke has agreed to a reduced salary of $500,000 per annum.

Item 8.01 Other Items.

The independent directors of the Company and the Association have also each agreed to waive their right to receive grants of restricted stock of the Company scheduled for grant on January 30, 2012 pursuant to the terms of the 2007 Non-Employee Director Stock Plan, as amended. The Compensation Committee of the Board of Directors of the Company has also indicated they do not intend to grant annual restricted stock awards to any director, executive or senior officer of the Company or the Association in 2012 pursuant to the 2005 Re-Designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astoria Financial Corporation

By:	/s/ Peter J. Cunningham
Peter J. Cunningham
First Vice President and Director of Investor Relations

Dated: January 30, 2012

2